Exhibit 99.1

CONSULTING AND TERMINATION AGREEMENT
AND GENERAL RELEASE

This Consulting and Termination Agreement and General Release (this “Agreement”) is being delivered this 19th day of June 2006, by PRAECIS PHARMACEUTICALS INCORPORATED (“Praecis”) to Marc B. Garnick, M.D. (“Garnick”).

1.                                       Garnick’s employment with Praecis will cease effective as of the close of business on June 19, 2006 (the “Termination Date”). Garnick hereby confirms that effective as of the close of business on the Termination Date, he will no longer hold any positions as an officer, director or employee of Praecis or any of its respective subsidiaries and affiliates at any level, and he agrees to promptly execute such documents and take such actions as may be necessary or requested by Praecis to evidence the foregoing.

2.                                       For the period commencing on the Termination Date and ending on December 31, 2006 (the “Consulting Period”), Garnick will make himself available to provide consulting services to Praecis. The scheduling of the time that Garnick will provide the services hereunder shall be mutually agreeable to Garnick and Praecis, provided that Garnick shall provide such services for the equivalent of at least two full business days per week during the Consulting Period. Garnick shall perform such services at such locations as are mutually agreeable to him and Praecis. In consideration for the provisions of such services, Praecis shall pay to Garnick, monthly in arrears, a consulting fee of $16,100.00 for each full month in the Consulting Period. The parties hereby agree and acknowledge that it is their intention and understanding that this Agreement is not an employment agreement and that following the Termination Date, Garnick shall at no time and under no circumstances be an employee, representative, or agent of Praecis or any of its subsidiaries. During the Consulting Period, Garnick shall be an independent contractor and Praecis shall exercise no immediate control over Garnick or the manner in which he performs his services under this Agreement. Garnick may not bind or sign any documents on behalf of Praecis or any of its subsidiaries. Garnick shall be responsible for payment of all taxes for remuneration received under this Agreement, including federal and state income tax, Social Security tax, Unemployment Insurance tax, and any other taxes as required under applicable law and regulations. Notwithstanding the foregoing, the parties agree that Praecis shall comply with tax withholding obligations, to the extent applicable (as in the case of the stock options described in paragraph 3 hereof).

In consideration of Garnick’s execution and non-revocation of the Employee Release (as set forth below), effective immediately prior to the Termination Date (but subject to revocation if the Effective Date (as defined below) does not occur), each of the following options to acquire common stock of Praecis (the “Specified Options”) shall become fully vested and exercisable and shall be amended to provide that each such Specified Option shall remain exercisable until December 31, 2006 (at which time each such Specified Option shall expire to the extent unexercised).

Specified Options:

Grant Date	Total Number of Shares Granted	Per Share Option Price
11/11/2004	13,999	$9.30
5/27/2005	19,999	$3.35

Each option to acquire common stock of Praecis which is not a Specified Option shall be treated in accordance with its existing terms in connection with the termination of Garnick’s employment. In addition, the Specified Options shall also be treated in accordance with their existing terms in connection with the termination of Garnick’s employment if the Effective Date does not occur. Garnick acknowledges that the treatment of the Specified Options described in this paragraph 2 will cause such Specified Options to cease to constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986 and consents to such treatment.

3.                                       Except for the obligations of Praecis specifically set forth in paragraphs 2 and 4 of this Agreement, Garnick voluntarily, knowingly and willingly releases and forever discharges (the “Employee Release”) Praecis, its parents, subsidiaries and affiliates at any level, together with each of their present and former directors, officers, employees, trustees, agents, attorneys, insurers, shareholders, predecessors, successors and assigns (collectively, the “Releasees”), from and against any and all claims, charges, damages, lawsuits, actions, causes of action and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, which against them Garnick or his executors, administrators, successors or assigns ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the date Garnick signs this Agreement, whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity, except as may not otherwise be released by law. This Employee Release also includes, but is not limited to, any rights or claims relating in any way to Garnick’s employment relationship with Praecis or any of the Releasees, or the termination thereof, or arising under any statute or regulation, including Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Family and Medical Leave Act of 1993, each as amended, and any other federal, state or local statutes, including but not limited to, Chapter 151B of the Massachusetts General Laws, or the common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Garnick and Praecis or any of the Releasees. Garnick represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against Praecis or any of the other Releasees, arising out of or relating to any of the matters set forth in this Employee Release. Garnick further agrees that he will not be entitled to any personal recovery in, and shall not commence or join, any action or proceeding whatsoever against Praecis or any of the Releasees for any of the matters set forth in this Employee Release. Garnick further acknowledges that, other than Praecis’ obligations under this Agreement or specifically referenced in paragraph 4 of this Agreement, following the Termination Date, Praecis shall have no further obligations to him, and that he shall have no right to any other payments or benefits from Praecis with respect to his employment with Praecis or the termination thereof.

4.                                       The provisions of paragraph 3 of this Agreement shall not be construed to affect (i) Garnick’s eligibility to receive continuation coverage in Praecis’ medical plan(s) following the Termination Date pursuant to the provisions of the Consolidated Budget Omnibus Reconciliation Act of 1985, provided that he timely elects such coverage, (ii) Garnick’s rights under the Praecis 401(k) plan to the extent that he is vested therein as of the Termination Date and (iii) claims to enforce this Agreement.

5.                                       Garnick represents that he has returned or will return, by no later than the end of the Consulting Period, to Praecis all Company property, including without limitation, mailing lists, reports, files, memoranda, records and software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which Garnick received or prepared or helped prepare in connection with his employment with Praecis, and he will not retain any copies, duplicates, reproductions or excerpts thereof in any form whatsoever, except as may be specifically authorized in writing by an officer of Praecis.

6.                                       Garnick represents that he has not, and agrees that he will not, disclose confidential information of Praecis, except for such disclosures as may be required by law or legal process (in which case Garnick shall notify Praecis of such legal or judicial proceeding immediately following his receipt of notice of such a requirement or proceeding, and permit Praecis to seek to protect its interests and information). Garnick further acknowledges and agrees that he will continue to be bound by the Proprietary Information and Inventions Agreement dated April 4, 1994 (the “Confidentiality Agreement”).

7.                                       Garnick acknowledges that he has carefully read this Agreement and fully understands all of its terms and that has been advised by Praecis to have this Agreement reviewed by legal counsel of his choice. Garnick is signing this Agreement voluntarily and with full knowledge of its significance and acknowledges that he has not relied upon any representation or statement, written or oral, not set forth in this Agreement. Garnick further understands that he has twenty-one (21) days from the original date of presentment of this Agreement (set forth below) to consider whether or not to execute this Agreement, although he may elect to sign it sooner, but not prior to June 19, 2006.

8.                                       Garnick shall have a period of seven (7) days after signing this Agreement to revoke his consent thereto, which revocation must be in writing and delivered to the undersigned, and that absent such timely revocation this Agreement shall become irrevocable and effective immediately upon the expiration of such seven (7) day time period (the “Effective Date”). Garnick understands that if he revokes his consent within such seven (7) day period, this Agreement shall be null and void, ab initio, and Praecis will not be required to pay or provide the payments and benefits described in paragraph 2 hereof.

9.                                       Garnick agrees that at all times hereafter, he shall not make, or cause to be made, any public statement, observation or opinion that (i) alleges, states or implies that Praecis or any of the Releasees engaged in any wrongful, unlawful or improper conduct, whether relating to his employment with Praecis (or the termination thereof), the business or operations of Praecis, or otherwise; or (ii) disparages, impugns or in any way reflects adversely upon the business or reputation of Praecis or any of the Releasees.

10.                                 The parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by Garnick, Praecis or any of the Releasees.

11.                                 Garnick agrees to keep confidential the negotiations leading to this Agreement, as well as the terms hereof, except as may be required to obtain legal or tax advice or to enforce any right or obligation hereunder, in which case Garnick shall require his consultants and advisors to maintain the confidentiality of such negotiations and terms. Garnick acknowledges that he has no interest in employment with Praecis and further acknowledges that Praecis has not made any express or implied representation to him that he will be entitled to be reemployed by Praecis in the future.

12.                                 This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its choice of law provisions. The provisions of this Agreement shall be deemed severable and the invalidity, illegality or unenforceability of any provision shall not affect or impair the validity, legality or enforceability of the other provisions hereof. Moreover, if any one or more of the provisions of this Agreement shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

13.                                 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

14.                                 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand delivered, 24 hours after sent by overnight courier, or upon receipt of mail by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Praecis:
PRAECIS PHARMACEUTICALS INCORPORATED
830 Winter Street
Waltham, Massachusetts  02451
Attn:  Vice President, Legal

If to Employee:
Marc B. Garnick, M.D.
140 Dudley Street
Brookline, Massachusetts  02146

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

15.                                 This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, between the parties hereto with respect to such subject matter, other than the Confidentiality Agreement, which, as provided in paragraph 6 of this Agreement, shall continue in full force and effect. No provision of this Agreement may be modified or discharged unless such modification or discharge is authorized and agreed to in writing, signed by Garnick and Praecis.

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IN WITNESS WHEREOF, Garnick and Praecis have hereunder caused this Agreement to be duly executed as an agreement under seal and delivered in their names and on their behalf.

Date of original presentment: June 19, 2006

PRAECIS PHARMACEUTICALS INCORPORATED

By	/s/ Kevin F. McLaughlin
Name:	Kevin F. McLaughlin
Title:	President and Chief Executive Officer

Marc B. Garnick, M.D.

Agreed:	/s/ Marc B. Garnick, M.D.

Date of signing: 19 June 2006